UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2001

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COTTAGE INVESTMENTS, INC.

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(Exact name of registrant as specified in its charter)

NEVADA 000-28713 88-0443120

(State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification No.)

505 Park avenue, 20th Floor

New York, New York 10022

(Address of principal executive offices)

(212) 396-0606

(Registrant's telephone number)

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(Former name and former address)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Upon consummation of the acquisition of the Paving Stone Companies (see Item 2), there will be a change of control in the Registrant, at which time the Registrant will file an Amended Form 8-K containing the disclosures required by this Item.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On October 11, 2001, Cottage Investments, Inc., a Nevada corporation, (the "Registrant"), entered into an Agreement and Plan of Reorganization (the "Agreement") to acquire (the "Acquisition") all of the issued and outstanding common stock of The Paving Stone Co., Inc., a Florida corporation, The Paving Stone Company of California, Inc., a California corporation, The Paving Stone Company of Arizona, Inc., an Arizona corporation, Paving Stone of Nevada, Inc. a Nevada corporation, and Paving Stone Company of Atlanta, Inc., a Georgia corporation (collectively, the "Paving Stone Companies"), each having its headquarters in Pompano Beach, Florida, from the sole shareholder of all of Paving Stone Companies. Under the Agreement, the Registrant will acquire the Paving Stone Companies for a total of 20,000,000 shares of its common stock, of which 16,040,000 shares will be issued to the sole shareholder of the Paving Stone Companies, 1,320,000 shares will be issued to an officer of the Paving Stone Companies, and 2,640,000 shares will be issued to consultants providing services to the Paving Stone Companies before and after the transaction.

The Acquisition is contingent upon the successful completion of due diligence by both the Registrant and the Paving Stone Companies, upon the Registrant's settlement or satisfaction of all of its liabilities, upon the Registrant's effecting a reverse stock split to reduce the number of issued and outstanding shares of its common stock to approximately 2,000,000, upon the Registrant's obtaining all necessary approvals to amend its Articles of Incorporation to increase the number of authorized shares to 150,000,000 and to change its name to "Paving Stone Corporation," as well as other conditions and deliveries which are normal and customary in transactions of this nature. The Registrant has obtained consents from a majority of its shareholders to resolutions approving the matters that require the approval of the Registrant's shareholders under the Agreement (increasing its authorized shares and name change). However, prior to consummating the Acquisition, the Registrant will be required to prepare, file with the Securities and Exchange Commission and disseminate to its shareholders a Schedule 14C/F Statement describing the matters upon which shareholder consent has been obtained and the information required by Rule 14f-1 under the Securities Exchange Act of 1934. Assuming all other conditions to the Acquisition are satisfied, the Registrant anticipates closing the Acquisition in November 2001.

The Registrant formerly operated internet sites which sold consumer goods. In late 2000, the Registrant exited the consumer internet business to focus on communications infrastructure investments. During the time the Registrant was involved on identifying potential investments, the communications, technology, and internet industries experienced an unprecedented and rapid decline in comparable market valuations and the Registrant expanded its efforts to also identifying acquisition opportunities in other industries.

The Paving Stone Companies design and install driveways, walkways, pool decks, patios and commercial common areas using interlocking concrete pavers and other stone products. Paving Stone purchases its concrete paver products from prominent suppliers located near each of its offices. The Paving Stone Companies market their installation services to homebuilders, developers and individual homeowners. The Paving Stone Companies were founded in Pompano Beach, Florida in 1990 and currently has sixteen offices in eight states.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Upon consummation of the acquisition of the Paving Stone Companies (see Item 2), there will be a change in the Registrant's independent auditors, at which time the Registrant will file an Amended Form 8-K containing the disclosures required by this Item.

ITEM 5. other events.

Not applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS OR EXECUTIVE OFFICERS.

Upon consummation of the acquisition of the Paving Stone Companies (see Item 2), all of the Registrant's directors will resign, at which time the Registrant will file an Amended Form 8-K containing the disclosures required by this Item.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of the Business Acquired. To be filed by amendment.

(b) Pro Forma Financial Information. To be filed by amendment.

(c) Exhibits.

Regulation S-B No.	Description
10.1	Agreement and Plan of Reorganization dated October 11, 2001
99.1	Press Release dated October 12, 2001

ITEM 8. CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COTTAGE INVESTMENTS, INC.
Dated: October 16, 2001	By: /s/ Daniel J. Mackell Daniel J. Mackell, Chairman, Chief Executive Officer and President